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EXHIBIT 99.1

CHRISTOPHER SCOTT JOINS BLUEFIRE ETHANOL AS COMPANY'S NEW CHIEF FINANCIAL
OFFICER
Wednesday March 7, 9:00 am ET

IRVINE, CA--(MARKET WIRE)--Mar 7, 2007 -- BlueFire Ethanol (Other OTC:BFRE.PK -
News) has named Christopher Scott as the Company's new Chief Financial Officer. In an announcement made today by BlueFire's CEO and President, Arnold R. Klann, Mr. Scott will have a critical role in positioning the Company on solid financial footing, including all the proper controls, checks and balances, to ensure reliability in fiscal reporting.

"We are delighted to welcome Christopher, a seasoned executive with 10 years of financial and operational experience, to our senior management team," said Mr. Klann. "Christopher's broad experience in corporate governance and financial planning will be a great complement to the BlueFire management team as the Company continues to grow in a very dynamic industry," added Mr. Klann.

Mr. Scott has been contracted to come aboard as the Chief Financial Officer of BlueFire Ethanol Fuels, Inc on March 16, 2007. Mr. Scott was most recently the CFO/CCO and FinOp of Westcap Securities, Inc, an NASD Member Broker/Dealer and Investment Bank headquartered in Irvine, CA. Mr. Scott brings to BlueFire over 10 years of Financial Market Industry experience in auditing, private and public capital formation and structure, and Securities Law Compliance. Mr. Scott currently holds the Series 7, 63, 24, 4, 27, 55, and Series 53 NASD licenses. Prior to Westcap Securities Mr. Scott was a General Securities and Registered Options Principal at First Allied Securities Inc from 1997 to 2002. Mr. Scott earned his Bachelors Degree in Business Administration, with a concentration in Finance, from CSU, Fullerton.

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About us:


BlueFire Ethanol Fuels, Inc. is established to deploy the commercially ready, patented, and proven Arkenol Technology Process for the profitable conversion of cellulosic ("Green Waste") waste materials to ethanol, a viable alternative to gasoline. BlueFire's use of the Arkenol Process Technology positions it as the only cellulose-to-ethanol company worldwide with demonstrated production of ethanol from urban trash (post-sorted MSW), rice and wheat straws, wood waste and other agricultural residues. Our goal is to develop and operate high-value carbohydrate-based transportation fuel production facilities worldwide. These "biorefineries" will convert widely available, inexpensive, organic materials such as agricultural residues, high-content biomass crops, wood residues, and cellulose from MSW into ethanol. BlueFire intends to build a multinational company that leads the world in producing biobased transportation fuels. Its business will encompass development activities leading to the construction and long-term operation of production facilities while maintaining technological advantage and ownership of the process technology and all its improvements. Ethanol will be produced from biorefinery facilities opportunistically constructed on or near landfills, waste collection and waste separation sites. Each facility will deploy the proprietary technology, which uses all cellulosic waste materials traditionally disposed of in landfills as feedstock. www.BlueFireEthanol.com

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FORWARD-LOOKING STATEMENTS

Statements about BlueFire Ethanol, Inc.'s expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as the term is defined in the Private Litigation Reform Act of 1995. BlueFire's actual results could differ materially from expected results. BlueFire undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this press release; BlueFire will appropriately inform the public.


CONTACT:
     Institutional Investment Advisor:
     Paul Gozzo
     President
     PMG Capital, LLC
     Tel. 888-747-5397 Fax. 888-799-9741 pmgcapital@hotmail.com

     Investor Relations Contact:
     Gerald Kieft
     or
     Ryan Audin
     Wall Street Resources, Inc.
     2646 SW Mapp Road, Suite 303
     Palm City, Florida 34990
     772-219-7525
     http://www.wallstreetresources.net
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